As filed with the Securities and Exchange Commission on January 28, 2000

                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                              PANAMSAT CORPORATION
             (Exact name of Registrant as specified in its charter)


          Delaware                                            95-4607698
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

                               One Pickwick Plaza
                          Greenwich, Connecticut 06830
                                 (203) 622-6664
   (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)

                             ----------------------

        Non-Qualified Stock Option Agreement between PanAmSat Corporation and Lourdes Saralegui
                           (Full titles of the Plans)
                             ----------------------

                                James W. Cuminale

             Executive Vice President, General Counsel and Secretary
                              PanAmSat Corporation
                               One Pickwick Plaza
                          Greenwich, Connecticut 06830
                                 (203) 622-6664
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------


                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
               Title of                       Amount           Proposed Maximum       Proposed Maximum        Amount of
           Securities to be                    to be          Offering Price Per         Aggregate          Registration
              Registered                    Registered              Share              Offering Price            Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share (1)    31,250                $29.00                $906,250(2)         $ 239.25
                                              40,000                $39.00              $1,560,000(2)         $ 411.84
                                              ------                                                            ------
                                  TOTAL       71,250                                                            651.09
============================================================================================================================

(1) This Registration Statement on Form S-8 relates to shares of Common Stock, par value $.01 per share (the "Common Stock"), of PanAmSat Corporation (the "Registrant"). Such shares are issuable pursuant to the Non-Qualified Stock Option Agreement between PanAmSat Corporation and Lourdes Saralegui.

(2) Pursuant to Rule 457(h), the offering price of shares of Common Stock is based on the per share option exercise price.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*





----------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by PanAmStat Corporation (the "Registrant") are hereby incorporated by reference into this Registration Statement:

                  (a) the description of Registrant's Common Stock contained in the Registration Statement on Form S-4 (Registration No. 333-25293) of Magellan International, Inc. (Registrant's prior name);

                  (b) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), which incorporates by reference certain information, including the Company's 1998 consolidated financial statements contained in its 1998 Annual Report to Stockholders; and

                  (c) all other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998 including the Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1999, June 30, 1999 and September 30, 1999.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of Delaware provides as follows:

                  "(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination,
         (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                  (h) For purposes of this section, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         Article VII of Registrant's Restated Certificate of Incorporation provides as follows:

                  INDEMNIFICATION

                  "Section 7.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) incurred by such person. Except as provided in Section 7.3, the Corporation shall not be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person unless the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  Section 7.2. Advancement of Expenses. The Corporation shall pay the expenses (including attorneys' fees) of any person referred to in Section 7.1 of this ARTICLE SEVEN incurred in defending any proceeding in advance of its final disposition; provided, however, that the advancement of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this ARTICLE SEVEN or otherwise.

                  Section 7.3. Claims. If a claim for indemnification or advancement of expenses under this ARTICLE SEVEN is not paid in full within sixty (60) days after a written claim therefore has been received by the Corporation (except in the case of a claim for advancement of expenses, in which case the applicable period shall be twenty (20) days), the claimant may file suit to recover the unpaid amount of such claim. If successful in whole in such an action, the claimant shall be entitled to be paid the expense of prosecuting such claim; if successful in part in such an action, the claimant shall be entitled to be paid the expense of prosecuting each successfully resolved claim, issue or matter. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

                  Section 7.4. Non-Exclusivity of Rights. The rights conferred on any person by this ARTICLE SEVEN shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, provision of the bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                  Section 7.5. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person would be entitled to retain as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

                  Section 7.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this ARTICLE SEVEN shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The following exhibits are filed as part of this Registration
                  Statement:

4.1 Non-Qualified Stock Option Agreement between PanAmSat Corporation and Lourdes Saralegui.

4.2 Restated Certificate of Incorporation of Registrant, as amended (filed as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1998 and incorporated herein by reference).

4.3 By-laws (filed as Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1998 and incorporated herein by reference).

5.1 Opinion of Shearman & Sterling regarding the legality of the Common Stock being registered hereby.

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Shearman & Sterling (included in Exhibit 5.1).

24                Powers of Attorney (included on signature page).


Item 9.           Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut on the 19th day of January, 2000.

                                 PANAMSAT CORPORATION

                                 By:  /s/ R. Douglas Kahn
                                    ---------------------------------------
                                      R. Douglas Kahn
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

                  We, the undersigned directors and executive officers of PANAMSAT CORPORATION, hereby severally constitute James W. Cuminale and Kenneth
N. Heintz and each of them singly, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all amendments to the registration statement filed with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all amendments to said registration statement.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 19th day of January, 2000.

Signature                           Title
---------                           -----

/s/ Michael T. Smith                Chairman of the Board of Directors
-------------------------
Michael T. Smith

/s/ R. Douglas Kahn                 President, Chief Executive Officer
-------------------------           (principal executive officer) and Director
R. Douglas Kahn

/s/ Kenneth N. Heintz               Executive Vice President and Chief
-------------------------           Financial Officer (principal financial
Kenneth N. Heintz                   and accounting officer)

/s/ Roxane S. Austin                Director
-------------------------
Roxane S. Austin

Signature                           Title
---------                           -----

/s/ Patrick J. Costello             Director
-------------------------
Patrick J. Costello

/s/ Dennis F. Hightower             Director
-------------------------
Dennis F. Hightower

/s/ James M. Hoak                   Director
-------------------------
James M. Hoak

/s/ Steven R. Kahn                  Director
-------------------------
Steven R. Kahn

/s/ Tig H. Krekel                   Director
-------------------------
Tig H. Krekel

/s/ Joseph R. Wright, Jr.           Director
-------------------------
Joseph R. Wright, Jr.



By:    /s/ James W. Cuminale
     --------------------------------------
       James W. Cuminale, Attorney-in-Fact


By:    /s/ Kenneth N. Heintz
     --------------------------------------
       Kenneth N. Heintz, Attorney-in-Fact

                                  Exhibit Index

Exhibit No.                Description of Document

4.1 Non-Qualified Stock Option Agreement between PanAmSat Corporation and Lourdes Saralegui.

4.2 Restated Certificate of Incorporation of Registrant, as amended (filed as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1998 and incorporated herein by reference).

4.3 By-laws (filed as Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1998 and incorporated herein by reference).

5.1 Opinion of Shearman & Sterling regarding the legality of the Common Stock being registered hereby.

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Shearman & Sterling (included in Exhibit 5.1).

24                Powers of Attorney (included on signature page).